Exhibit 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 4, 2021, relating to the consolidated financial statements of TD Holdings Inc. as of and for the year ended December 31, 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on September 13, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

September 13, 2021